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Substitute Form W-8
(Rev. November 1992) Department of the Treasury
Internal Revenue Service
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                                                   Certificate of Foreign Status
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Please print or type
Name of owner (if joint account, also give joint owner's name.) (See Specific Instructions.)

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U.S. taxpayer identification number (if any)

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Permanent address (See Specific Instructions.) (Include apt. or suite no.)

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City, province or state, postal code, and country

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Current mailing address, if different from permanent address (include apt. or suite no., or P.O. box if mail is not delivered to street address.)

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City, town or post office, state and ZIP code (if foreign address, enter city, province or state, postal code, and country.)

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List account information here              Account number         Account type           Account number           Account type
(Optional, see Specific Instructions.) (arrow)
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Notice of Change in Status--To notify the payer, mortgage, interest, recipient, broker,
or barter exchange that you no longer qualify for exemption, check here    (arrow).............................................. [ ]
If you check this box, reporting will begin on the account(s) listed.
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Please Sign Here
                           Certification.--(Check applicable box(ex)).  Under penalties of perjury, I certify that:

                       [ ] For INTEREST PAYMENTS, I am not a U.S. citizen or resident (or I am filing for a foreign corporation, partnership, estate, or trust).

                       [ ] For DIVIDENDS, I am not a U.S. citizen or resident (or I am filing for a foreign corporation, partnership, estate, or trust).

                       [ ] For BROKER TRANSACTIONS or BARTER EXCHANGES, I am an exempt foreign person as defined in the instructions below.

                       (arrow)
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                       Signature                                                                                          Date
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General Instructions

  (Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose

Use Form W-8 or a substitute form containing a substantially similar statement to tell the payer, mortgage interest recipient, middleman, broker, or barter exchange that you are a nonresident alien individual, foreign entity, or exempt foreign person not subject to certain U.S. information return reporting or backup withholding rules.

  Caution: Form W-8 does not exempt the payee from the 30% (or lower treaty) nonresident withholding rates.

Nonresident Alien Individual

For income tax purposes, "nonresident alien individual" means an individual who is neither a U.S. citizen nor resident. Generally, an alien is considered to be a U.S. resident if:

 . The individual was a lawful permanent resident of the United States at any time during the calendar year, that is, the alien held an immigrant visa (a "green card"), or

 .  The individual was physically present in the United States on:

(1) at least 31 days during the calendar year, and

(2) 183 days or more during the current year and the 2 preceding calendar years (counting all the days of physical presence in the current year, one-third the number of days of presence
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    in the first preceding year, and only one-sixth of the number of days in the second preceding year).

See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

Note: If you are a nonresident alien individual married to a U.S. citizen or resident and have made an election under section 6013(g) or (h), you are treated as a U.S. resident and may not use Form W-8.

Exempt Foreign Person

For purposes of this form, you are an "exempt foreign person" for a calendar year in which:

1. You are a nonresident alien individual or a foreign corporation, partnership, estate, or trust,

2. You are an individual who has not been, and plans not to be, present in the United States for a total of 183 days or more during the calendar year, and

3. You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

If you do not meet the requirement of 2 or 3 above, you may instead certify on Form 1001, Ownership, Exemption, or Reduced Rate Certificate, that your country has a tax treaty with the United States that exempts your transactions from U.S. tax.

Filing Instructions

When to File. -- File Form W-8 or substitute form before a payment is made. Otherwise, the payer may have to withhold and send part of the payment to the Internal Revenue Service (see Backup Withholding below). This certificate generally remains in effect for three calendar years. However, the payer may require you to file a new certificate each time a payment is made to you.

Where to File. -- File this form with the payer of the qualifying income who is the withholding agent (see Withholding Agent on page 4). Keep a copy for your own records.

Backup Withholding

A U.S. taxpayer identification number or Form W-8 or substitute form must be given to the payers of certain income. If a taxpayer identification number or Form W-8 or substitute form is not provided or the wrong taxpayer identification number is provided, these payers may have to withhold 31% of each payment or transaction. This is called backup withholding.

Reportable payments subject to backup withholding rules are;

 .  Interest payments under section 6049(a).

 .  Dividend payments under sections 6042(a) and 6044.

 . Other payments (i.e., royalties and payments from brokers and barter exchanges) under sections 6041, 6041(a), 6045, 6050A, and 6050N.

If backup withholding occurs, an exempt foreign person who is a nonresident alien individual may get a refund by filing Form 1040NR, U.S. Nonresident Alien Income Tax Return, with the Internal Revenue Service Center, Philadelphia, PA 19255, even if filing the return is not otherwise required.

U.S. Taxpayer Identification Number

The Internal Revenue Code requires that certain income be reported to the Internal Revenue Service using a U.S. taxpayer identification number (TIN). This number can be a Social Security number assigned to individuals by the Social Security Administration or an employer identification number assigned to businesses and other entities by the Internal Revenue Service.

Payments to account holders who are foreign persons (nonresident alien individuals, foreign corporations, partnerships, estates, or trusts) generally are not subject to U.S. reporting requirements. Also, foreign persons are not generally required to have a TIN, nor are they subject to any backup withholding because they do not furnish a TIN to a payer or broker.

However, foreign persons with income effectively connected with a trade or business in the United States (income subject to regular (graduated) income tax), must have a TIN. To apply for a TIN, use Form SS-4, Application for Employer Identification Number, available from local Internal Revenue Service offices, or Form SS-5, Application for a Social Security Card, available from local Social Security Administration offices.

Special Instructions

Name of Owner. -- If Form W-8 is being filed for portfolio interest, enter the name of the beneficial owner.

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U.S. Taxpayer Identification Number. -- If you have a U.S. taxpayer identification number, enter your number in this space (see the discussion earlier).

Permanent Address. -- Enter your complete address in the country where you reside permanently for income tax purposes.


If you are:                  Show the address of:

An individual                Your permanent residence

A partnership or             Principal office
 corporation

An estate or trust           Permanent residence or
                             principal office of any
                             fiduciary

Also show your current mailing address if it differs from your permanent address.

Account Information (optional). -- If you have more than one account (savings, certificate of deposit, pension, IRA, etc.) with the same payer, list all account numbers and types on one Form W-8 or substitute form unless your payer requires you to file a separate certificate for each account.

If you have more than one payer, file a separate Form W-8 with each payer.

Signature. -- If only one foreign person owns the account(s) listed on this form, that foreign person should sign the Form W-8.

Notice of Change in Status C. If you become a U.S. citizen or resident after you have filed Form W-8 or substitute form, or you cease to be an exempt foreign person, you must notify the payer in writing within 30 days of your change in status.

To notify the payer, you may check the box in the space provided on this form or use the method prescribed by the payer.

Reporting will then begin on the account(s) listed and backup withholding may also begin unless you certify to the payer that:

(1) The U.S. taxpayer identification number you have given is correct, and

(2) The Internal Revenue Service has not notified you that you are subject to backup withholding because you failed to report certain income.

You may use Form W-9, Request for Taxpayer Identification Number and Certification, to make these certifications.

If an account is no longer active, you do not have to notify a payer of your change in status unless you also have another account with the same payer that is still active.

False Certificate. -- If you file a false certificate when you are not entitled to the exemption from withholding or reporting, you may be subject to fines and/or imprisonment under U.S. perjury laws.

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